UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

EDGEWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15333 Avenue of Science, Suite 100

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders of EdgeWave, Inc. was held on June 13, 2012 at the Company’s headquarters, 15333 Avenue of Science, Suite 100, San Diego, CA 92128.

The Company previously filed its proxy statement with the Securities and Exchange Commission on April 30, 2012, which describes in detail each of the three proposals submitted to the Company’s stockholders at the meeting. As of the record date of April 20, 2012, there were 17,023,933 shares outstanding and entitled to vote, of which a maximum of 14,157,718 shares were voted in person or by proxy. The matters presented for vote received the required votes for approval. Set forth below are the final voting results.

Proposal 1.    Election of four Directors:

Nominee	For	Withheld
Humphrey Polanen	9,334,732	31,528
Bart A.M. van Hedel	9,352,802	13,458
Louis Ryan	9,334,732	31,528
William Baumel	9,361,482	4,778

Proposal 2.    Approval of the amendment to the Company’s 2010 Employee, Director and Consultant Equity Incentive Plan to authorize (i) the name change of the plan from the “St. Bernard Software, Inc., 2010 Employee, Director and Consultant Equity Incentive Plan” to the “Edgewave, Inc., 2010 Employee, Director and Consultant Equity Incentive Plan” and (ii) the issuance of an additional 1,000,000 shares of common stock under such plan so as to allow for the issuance of up to 2,350,000 shares of common stock, including increasing the maximum aggregate number of ISOs, Non-Qualified Options and Stock-Based Awards which may be issued from 350,000 shares to 1,350,000 shares:

For	Against	Abstain
8,579,174	787,086	0

Proposal 3.    Ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain
14,156,745	973	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EDGEWAVE, INC.

Dated: June 19, 2012	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer

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